EXHIBIT 10.5 .A

MEMORANDUM OF UNDERSTANDING

1.0   The Parties agree to enter in a Joint Venture for:

      a) Processing (sorting, cutting and polishing) of gems and marketing of cut and rough stones.

2.0   The Parties to the Joint Venture consist of:

      a)    American Benefits Group, Inc. (ABFG),

      b)    Menavi Group:

            (i)   Menavi International Ltd.

            (ii)  Advance Cutting Center (Israel) Ltd.

            (iii) Advance Cutting Center Ltd. (Bangkok).

3.0 The Parties will register an off-shore corporation in which the shares will be equally held by both Parties to the Joint Venture. The company will be named ABFG Total Gem Management Ltd. (TGM).

4.0 The general goal of this agreement if for TGM to manage and handle ABFG sapphires from the point after mining and sorting. TGM will sort rough, cut and polish it in its own lapidaries or supervise other lapidaries, sort and grade cut stones, and distribute them.

5.0   Terms and Conditions:

      a) ABFG will provide Line of Credit to TGM by means of Letter of Credit open on behalf of TGM to Menavi International Ltd. At a value of approximately U.S. One Million (US$1,000,000.00) Dollars per month.

      b)    Processing:

            (i) ABFG will continue to mine, in full force sapphires from any source it wishes to mine,

            (ii)  ABFG will sort all rough into two (2) main categories:

                  1.    cuttable, and

                  2.    non-cuttable.

            (iii) All cuttable rough will be sorted under TGM guidance according to size and quality ready to be shipped to TGM,

            (iv) TGM will sort rough ready to be shipped to the various lapidaries,

            (v)   Gems over 4 mm cut size will be cut at ACC Israel and Bangkok,

            (vi) Smaller gems will be cut in China and Sri-Lanka after performing in the TGM lapidary,

            (vii) TGM will supervise the cutting and quality of cut in all the above places,

            (viii) All cut stones will be sorted and graded at the sorting offices in Bangkok and TLV, and (ix) Final pricing and estimation will be done in the TLV offices.

      a)    Marketing and Distribution:

            (i) The Parties will use TGM's offices in Ramat-Gan and Bangkok and New York in order to distribute ABFG gemstones in the Far East, in Israel and the US.,

            (ii)  TGM will be the sole distributor of ABFG sapphires,

            (iii) TGM agree to put up all the existing offices, and provide the required existing personnel to carry out cutting, sorting and distribution of ABFG gems, and

            (iv) The pricing activity will be done jointly by representatives of all Parties.

6.0   Dividing the Profits:

      a) On goods that are from ABFG mines the TOTAL NET SALES of the Joint Venture will be divided between the Parties in accordance to the following:

      b)

            (i)   Cut and semi-cut stones:

                  1.    Party ABFG seventy five (75%) percent, and

                  2.    Party TGM twenty five (25%) percent.

            (ii)  On unprocessed rough:

                  1.    Party ABFG eighty five (85%) percent, and

                  2.    Party TGM fifteen (15%) percent.

      c)    On goods that are purchased by ABFG funds:

            (i) Profit will be equally divided between ABFG to TGM. (Profit = Total Sales - Total Purchase Costs)

      d) The TOTAL NET SALES will be calculated after the deduction of the following items from the TOTAL SALES:

            (i) All approved expenses related to cutting, processing and exporting of gemstones,

            (ii) Any commissions related to the purchasing, sales and marketing of rough or cut stones,

            (iii) Any taxes or fees required by the Government in accordance to the law,

            (iv)  Interest rates will be libor plus one-half (1/2%) percent, and

            (v)   All applicable commissions.

b)    TOTAL PURCHASE COSTS:

            (i) All approved expenses related to purchase of rough or cut gemstones,

            (ii) Any commissions related to the purchasing, sales and marketing of rough or cut stones, and

            (iii) Any taxes or fees required by the Government in accordance to the law.

7.0   Other Agreements

      a) The Joint Venture will have the first right of refusal to purchase the products of ABFG mining activity, beside the portion of the mine run that will be set as policy to sell to external buyers.

      b) The initial capital investment into the project, which consists of capital investment to set-up new offices and enlarge lapidaries will be provided by ABFG as a Shareholder Loan to TGM.

      c)    All accounting will be done on a monthly basis.

      d) The processing and marketing will be managed by TGM. The mining venture will be managed by ABFG.

      e) The Joint Venture Agreement will be subject to the laws of the state of Israel and the United States of America and the language used will be English.

This Memorandum of Understanding is to set the principals to the Joint Venture Agreement. Both Parties shall negotiate a final contract within sixty (60) days of this Memorandum of Understanding.

This Memorandum of Understanding and further contracts will be subject to the laws of the United States and Israel.

Dated and signed this 26th day of August, 1998 at Calgary, Alberta, Canada.


American Benefits Group, Inc.             Menavi International Ltd.

Per: /s/Gerald E Sklar,                   Per: /s/ Menahem Sevdermish
     --------------------------------          ---------------------------------
Per: /s/ Dror Moradov                     Per: /s/ Avi Meirom
     --------------------------------          ---------------------------------


Advance Cutting Center (Israel) Ltd.            Advance Cutting Center Ltd.

Per: /s/ Menahem Sevdermish               Per: /s/ Menahem Sevdermish
     --------------------------------          ---------------------------------
Per: /s/ Avi Meirom                       Per: /s/ Avi Meirom
     --------------------------------          ---------------------------------


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